                                                                      EXHIBIT 11


   STATEMENT OF DETERMINATION OF COMMON SHARES AND COMMON SHARE EQUIVALENTS
   ------------------------------------------------------------------------


                                      Average No. of Common                          Average No. of Common
                                      Shares & Common Share                          Shares & Common Share
                                       Equivalents Assumed to                         Equivalents Assumed to
                                        be Outstanding During                          be Outstanding During
                                       the Three Months Ended                          the Six Months Ended
                                -----------------------------------               -------------------------------
                                 August 31,             September 2,               August 31,         September 2,
                                   1996                     1995                     1996                 1995
                                ----------              -----------               ----------          -----------
Weighted average number of
common shares outstanding (a)   13,678,988               13,482,119               13,625,221           13,450,941

Common share equivalents
resulting from the assumed
exercise of stock options (b)      328,538                  154,499                  294,104              158,707
                                ----------               ----------               ----------           ----------

Total primary common shares
and common share equivalents    14,007,526               13,636,618               13,919,325           13,609,648
                                ==========               ==========               ==========           ==========

(a) Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

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